EXHIBIT 99.1
Spirit Airlines Announces First Quarter 2014 Results:
First Quarter 2014 Adjusted Net Income Increases 15.4 percent to $37.8 million

MIRAMAR, Fla. (April 29, 2014) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported first quarter 2014 financial results.

•
Adjusted net income for the first quarter 2014 increased 15.4 percent to $37.8 million ($0.52 per diluted share) compared to $32.8 million ($0.45 per diluted share) for the first quarter 2013[1]. GAAP net income for the first quarter 2014 was $37.7 million ($0.51 per diluted share) compared to $30.6 million ($0.42 per diluted share) in the first quarter 2013.

•
For the first quarter 2014, Spirit achieved an adjusted pre-tax margin of 13.7 percent compared to 14.4 percent over the same period in 2013[1]. On a GAAP basis, pre-tax margin for the first quarter 2014 was 13.7 percent compared to 13.4 percent in the first quarter 2013.

•	Spirit ended the first quarter 2014 with $544.0 million in unrestricted cash.

•
Spirit's return on invested capital (before taxes and excluding special items) for the twelve months ended March 31, 2014 was 31.2 percent. See "Calculation for Return on Invested Capital" table below for more details.

“During the first quarter, our team did a great job serving our customers while overcoming the challenges caused by numerous severe winter storms and managing to the new crew duty and rest rules.  Our solid operational and financial performance in the first quarter is a great start to the year and provides a firm foundation as we grow our business and bring our low fares to more people in more places,” said Ben Baldanza, Spirit’s Chief Executive Officer.

Revenue Performance
For the first quarter 2014, Spirit's total operating revenue was $438.0 million, an increase of 18.2 percent compared to the first quarter 2013. The increase was primarily driven by our growth in flight volume. In the first quarter 2014, Spirit had 256 weather-related flight cancellations compared to 59 in the first quarter 2013, which negatively impacted revenue for the quarter.

Total revenue per available seat mile (“RASM”) for the first quarter 2014 was 11.57 cents, a decrease of 2.4 percent compared to the first quarter 2013. Average stage length for the first quarter 2014 increased 6.3 percent year over year, contributing an estimated 3.0 percentage point decline in RASM. In the first quarter 2014, RASM was further impacted by an estimated 1.5 percentage points due to the calendar shift of Easter occurring in April this year compared to in March last year.

Passenger flight segment ("PFS") volume for the first quarter 2014 grew 17.9 percent year over year, and the Company's load factor for the first quarter 2014 increased 1.8 points year over year. Total revenue per PFS for the first quarter 2014 increased 0.3 percent year over year to $134.20.

Cost Performance
Total operating expenses for the first quarter 2014 increased 17.9 percent year over year to $378.0 million on a capacity increase of 21.0 percent.

Spirit reported first quarter 2014 cost per available seat mile excluding special items and fuel (“Adjusted CASM ex-fuel”) of 6.06 cents, an increase of 0.3 percent compared to the same period last year. An increased number of scheduled maintenance events resulted in higher depreciation and amortization expense and higher maintenance, material and repairs expense per ASM. These expenses were partially offset by improved operational reliability, resulting in lower passenger re-accommodation expense (recorded within Other operating expense) per ASM. The Company also benefited from lower aircraft rent per ASM.

Selected Balance Sheet and Cash Flow Items
As of March 31, 2014, Spirit had $544.0 million in unrestricted cash and cash equivalents, no restricted cash, no debt on its balance sheet, and total shareholders' equity of $809.4 million.

In the first quarter 2014, Spirit incurred capital expenditures of $4.1 million, paid $73.2 million in pre-delivery deposits for future deliveries of aircraft, net of refunds, and recorded an increase of $14.7 million in maintenance deposits, net of reimbursements.

Fleet
In the first quarter 2014, Spirit took delivery of two new A320 aircraft, ending the quarter with 56 aircraft in its fleet.  During the quarter, the Company signed an amendment to its aircraft purchase agreement with Airbus; changes include the conversion of five (5) A320 ceo aircraft to A321 ceo aircraft, the conversion of five (5) A320 neo aircraft to A321 neo aircraft, the acceleration of one (1) A321 ceo aircraft from 2016 to 2015, and the deferral of two (2) A320 ceo aircraft from 2017 to 2018.

First Quarter 2014 and Other Current Highlights
•Added/announced new service between (service start date):

- Minneapolis-St. Paul and Houston (5/1/14)[2]
- Minneapolis-St. Paul and Baltimore/Washington (5/1/14)[2]
- Chicago O'Hare and Oakland/San Francisco (5/1/14)
- Minneapolis-St. Paul and Detroit (5/22/14)[2]
- Chicago O'Hare and Baltimore/Washington (5/22/14)[2]
- Chicago O'Hare and Portland, OR (5/22/14)[2]
- Fort Lauderdale and New Orleans (8/1/14)
- Houston and New Orleans (8/1/14)
- Houston and Atlanta (8/1/14)
- Kansas City and Chicago (8/7/14)
- Kansas City and Dallas/Fort Worth (8/7/14)
- Kansas City and Detroit (8/7/14)
- Kansas City and Las Vegas (8/7/14)
- Kansas City and Houston (8/8/14)
- Fort Lauderdale and Houston (9/3/14)
- Houston and San Diego (9/3/14)

•
Maintained its commitment to offer low fares to its valued customers; average ticket revenue per passenger flight segment for the first quarter 2014 was $77.79 with total revenue per passenger flight segment of $134.20.

Investors are urged to read carefully the Company's periodic reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the Company.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today, April 29, 2014, at 10:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines
Spirit Airlines (NASDAQ: SAVE) empowers customers to save money on air travel by offering ultra low base fares with a range of optional services, allowing customers the freedom to choose only the extras they value. This innovative approach grows the traveling market and stimulates new economic activity while creating new jobs.  Spirit's modern fleet, configuration and other innovations enable Spirit to burn less fuel per seat than competitors, making Spirit one of the most environmentally-friendly U.S. carriers.  Spirit's all-Airbus fleet currently operates more than 270 daily flights to 55 destinations in the U.S., Latin America and the Caribbean.  Visit Spirit at www.spirit.com.

End Notes
(1) See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for additional information.
(2) Seasonal service only.

Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, and announced new service routes. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company has no intent, nor undertakes any obligation to, publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Investor Inquiries:  InvestorRelations@spirit.com / 954-447-7920
Media Inquiries:  MediaRelations@spirit.com / 954-628-4827

SPIRIT AIRLINES, INC.
Statement of Operations (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,		Percent
	2014	2013	Change
Operating revenues:
Passenger	$253,878	$218,897	16.0
Non-ticket	184,109	151,540	21.5
Total operating revenues	437,987	370,437	18.2

Operating expenses:
Aircraft fuel	148,471	131,666	12.8
Salaries, wages and benefits	76,249	61,497	24.0
Aircraft rent	46,387	41,072	12.9
Landing fees and other rents	24,016	18,056	33.0
Distribution	18,569	15,681	18.4
Maintenance, materials and repairs	17,614	11,780	49.5
Depreciation and amortization	11,121	6,324	75.9
Other operating	35,448	34,499	2.8
Loss on disposal of assets	150	170	(11.8)
Special charges (credits)	9	23	(60.9)
Total operating expenses	378,034	320,768	17.9

Operating income	59,953	49,669	20.7

Other (income) expense:
Interest expense	107	9	na
Capitalized interest	(107)	(9)	na
Interest income	(68)	(116)	(41.4)
Other expense	37	101	(63.4)
Total other (income) expense	(31)	(15)	(145.2)

Income before income taxes	59,984	49,684	20.7
Provision for income taxes	22,278	19,130	16.5
Net income	$37,706	$30,554	23.4
Basic earnings per share	$0.52	$0.42	23.8
Diluted earnings per share	$0.51	$0.42	21.4

Weighted average shares, basic	72,684	72,486	0.3
Weighted average shares, diluted	73,254	72,804	0.6

(1) Certain prior period amounts have been reclassified to conform to the current year's presentation.

SPIRIT AIRLINES, INC.
Balance Sheets (1)
(unaudited, in thousands)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$543,989	$530,631
Accounts receivable, net	33,915	23,246
Deferred income taxes	14,387	16,243
Prepaid expenses and other current assets	83,086	78,955
Total current assets	675,377	649,075

Property and equipment:
Flight equipment	10,657	9,847
Ground and other equipment	54,176	50,987
Less accumulated depreciation	(27,306)	(25,221)
	37,527	35,613
Deposits on flight equipment purchase contracts	229,537	157,669
Aircraft maintenance deposits	171,862	161,484
Deferred heavy maintenance, net	127,774	125,288
Other long-term assets	57,178	51,636
Total assets	$1,299,255	$1,180,765

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$24,741	$23,104
Air traffic liability	230,068	167,627
Other current liabilities	161,172	145,262
Total current liabilities	415,981	335,993

Long-term deferred income taxes	47,469	48,916
Deferred credits and other long-term liabilities	26,428	26,739
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	518,506	515,331
Treasury stock	(2,912)	(2,291)
Retained earnings	293,776	256,070
Total shareholders’ equity	809,377	769,117
Total liabilities and shareholders’ equity	$1,299,255	$1,180,765

(1) Certain prior period amounts have been reclassified to conform to the current year's presentation.

SPIRIT AIRLINES, INC.
Statement of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
Operating activities:
Net income	$37,706	$30,554
Adjustments to reconcile net income to net cash provided by operations:
Changes in fair value of open fuel hedge contracts	—	3,381
Equity-based compensation, net	2,547	1,420
Allowance for doubtful accounts	(13)	26
Amortization of deferred gains and losses	(89)	(195)
Depreciation and amortization	11,121	6,324
Deferred income tax benefit	410	2,532
Loss on disposal of assets	150	170
Capitalized interest	(107)	(9)
Changes in operating assets and liabilities:
Accounts receivable	(10,656)	(1,902)
Prepaid maintenance reserves	(14,661)	(6,803)
Long-term deposits and other assets	(15,691)	(11,741)
Accounts payable	1,457	(7,335)
Air traffic liability	62,328	44,390
Other liabilities	16,137	24,381
Net cash provided by operating activities	90,639	85,193

Investing activities:
Pre-delivery deposits for flight equipment, net of refunds	(73,201)	(15,127)
Purchase of property and equipment	(4,086)	(10,588)
Net cash used in investing activities	(77,287)	(25,715)
Financing activities:
Proceeds from options exercised	39	449
Excess tax benefits from equity-based compensation	588	162
Repurchase of common stock	(621)	(321)
Net cash provided by financing activities	6	7,190
Net increase in cash and cash equivalents	13,358	66,668
Cash and cash equivalents at beginning of period	530,631	416,816
Cash and cash equivalents at end of period	$543,989	$483,484
Supplemental disclosures
Cash payments for:
Interest	$—	$9
Taxes	$3,218	$932

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended March 31,
Operating Statistics	2014	2013	Change
Available seat miles (ASMs) (thousands)	3,784,727	3,127,214	21.0%
Revenue passenger miles (RPMs) (thousands)	3,289,287	2,661,491	23.6%
Load factor (%)	86.9	85.1	1.8 pts
Passenger flight segments (thousands)	3,264	2,768	17.9%
Block hours	63,139	52,850	19.5%
Departures	23,561	20,761	13.5%
Operating revenue per ASM (RASM) (cents)	11.57	11.85	(2.4)%
Average yield (cents)	13.32	13.92	(4.3)%
Average ticket revenue per passenger flight segment ($)	77.79	79.09	(1.6)%
Average non-ticket revenue per passenger flight segment ($)	56.41	54.75	3.0%
Total revenue per passenger flight segment ($)	134.20	133.84	0.3%
CASM (cents)	9.99	10.26	(2.6)%
Adjusted CASM (cents) (1)	9.98	10.14	(1.6)%
Adjusted CASM ex-fuel (cents) (2)	6.06	6.04	0.3%
Fuel gallons consumed (thousands)	46,677	38,628	20.8%
Average economic fuel cost per gallon ($)	3.18	3.32	(4.2)%
Aircraft at end of period	56	49	14.3%
Average daily aircraft utilization (hours)	12.8	12.6	1.6%
Average stage length (miles)	1,000	941	6.3%
Airports served in the period (3)	53	52	1.9%

(1)	Excludes unrealized mark-to-market losses and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table below.

(2)
Excludes all components of fuel expense, including realized and unrealized mark-to-market hedge losses, and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table below.

(3)	Includes airports served during the period that had service canceled as of the end of the period. Previously, we reported only airports served during the period with continuing operations.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of Spirit's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2014	2013
Net income, as reported	$37,706	$30,554
Add: Provision for income taxes	22,278	19,130
Income before income taxes, as reported	59,984	49,684
Pre-tax margin, GAAP	13.7%	13.4%
Add: Unrealized mark-to-market losses(1)	—	3,381
Add special items (2):
Loss on disposal of assets	150	170
Special charges	9	23
Income before income taxes, non-GAAP (3)	60,143	53,258
Pre-tax margin, non-GAAP (3)	13.7%	14.4%
Provision for income taxes (4)	22,337	20,506
Adjusted net income, non-GAAP (3)	$37,806	$32,752

Weighted average shares, basic	72,684	72,486
Weighted average shares, diluted	73,254	72,804

Adjusted net income per share, basic	$0.52	$0.45
Adjusted net income per share, diluted	$0.52	$0.45

(1)	Unrealized mark-to-market losses are comprised of non-cash adjustments to aircraft fuel expense.

(2)	Special items include loss on disposal of assets and special charges (credits).

(3)	Excludes unrealized mark-to-market losses and special items.

(4)	Assumes same marginal tax rate as is applicable to GAAP net income.

Reconciliation of Adjusted CASM ex-fuel to CASM
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except CASM data in cents)	2014	2013
Total operating expenses, as reported	$378,034	$320,768
Less: Unrealized mark-to-market losses	—	3,381
Less special items:
Loss on disposal of assets	150	170
Special charges	9	23
Operating expenses, non-GAAP (1)	377,875	317,194
Less: Economic fuel expense, non-GAAP	148,471	128,285
Operating expenses excluding fuel, non-GAAP (1) (2)	$229,404	$188,909

Available seat miles	3,784,727	3,127,214

CASM (cents)	9.99	10.26
Adjusted CASM (cents) (1)	9.98	10.14
Adjusted CASM ex-fuel (cents) (2)	6.06	6.04

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended
	March 31,
(in thousands)	2014	2013
Operating income, as reported	$59,953	$49,669
Operating margin, GAAP	13.7%	13.4%
Add: Unrealized mark-to-market losses	—	3,381
Add special items:
Loss on disposal of assets	150	170
Special charges	9	23
Operating income, non-GAAP (1)	$60,112	$53,243
Operating margin (1)	13.7%	14.4%

(1)	Excludes unrealized fuel hedge losses and special items as described in the "Reconciliation of Adjusted Net Income to GAAP Net Income" table above.

(2)
Excludes all components of fuel expense, including realized and unrealized fuel hedge losses, and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table above.

The Company's economic fuel cost per gallon differs from GAAP results in that it only includes the cash settlements related to fuel hedge contracts that settled during the period, whereas the GAAP results also include the non-cash mark-to-market impact of all fuel hedge contracts expected to settle in future periods. The Company believes that net fuel hedge adjustments provide management and investors the ability to better assess and compare its performance.
Reconciliation of non-GAAP Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except per gallon data)	2014	2013
Fuel Expense
Aircraft fuel, as reported	$148,471	$131,666
Less: Unrealized mark-to-market losses (1)	—	3,381
Economic fuel expense, non-GAAP	$148,471	$128,285

Fuel gallons consumed	46,677	38,628

Economic fuel cost per gallon, non-GAAP	$3.18	$3.32

Calculation of Return on Invested Capital
(unaudited)

Twelve Months Ended
(in thousands)	March 31, 2014
Operating Income	$292,576
Add: Unrealized mark-to-market (gains) (1)	(3,116)
Add special items:
Special charges	160
Loss on disposal of assets	505
Adjustment for aircraft rent	175,052
Adjusted Operating Income (2)	$465,177
Tax (37.1%) (3)	172,581
Adjusted Operating Income, after-tax	$292,596
Invested Capital
Total debt	$—
Book equity	809,377
Less: Unrestricted cash	543,989
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,225,364
Total Invested Capital	$1,490,752

Return on Invested Capital (ROIC), pre-tax	31.2%
Return on Invested Capital (ROIC), after-tax	19.6%

(1)	Unrealized mark-to-market (gains) and losses are comprised of non-cash adjustments to aircraft fuel expenses.

(2)	Excludes unrealized mark-to-market (gains) and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table above.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income for the twelve months ended March 31, 2014.

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